                                                                   EXHIBIT 99.02

                       FNB FINANCIAL SERVICES CORPORATION
                              202 SOUTH MAIN STREET
                        REIDSVILLE, NORTH CAROLINA 27320

          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - __________, 1999
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Ernest J. Sewell and Robert F. Albright, and either of them, as attorney and proxy of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Capital Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at Pennrose Park Country Club, 1622 Country Club Road, Reidsville, North Carolina, on ________, ___________, 1999 at 9:30 a.m., local time, and any adjournments or postponements thereof (1) as specified below and as more particularly described in the accompanying Joint Proxy Statement-Prospectus, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL LISTED BELOW.

         1. Approval of the issuance by FNB Financial Services Corporation of up to 1,113,397 shares of common stock, par value $1.00 per share, of FNB Financial Services Corporation to the shareholders of Black Diamond Savings Bank, F.S.B., in connection with the Merger Agreement described in the accompanying Joint Proxy Statement-Prospectus.

         [ ]      FOR              [ ]      AGAINST           [ ]      ABSTAIN


                                     (Continued and to be signed on the reverse)

                           (Continued from other side)


         By signing the proxy, a shareholder will be authorizing the proxy holder to vote in his discretion regarding any procedural motions which may come before the FNB Special Meeting. For example, this authority could be used to adjourn the meeting if FNB believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. However, proxies voted against the proposals will not be used to adjourn the FNB Special Meeting. FNB has no current plans to adjourn the meeting, but would attempt to do so if it believes adjournment would promote shareholder interests.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus.

         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.


                                    Date____________________________, 1999
                                             (Be sure to date Proxy)


                                    _____________________________________
                                    Signature and title, if applicable


                                    _____________________________________
                                    Signature if held jointly

                                    WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH. IF A CORPORATION,
                                    PLEASE SIGN THE FULL CORPORATE NAME BY THE
                                    PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A
                                    PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP
                                    NAME BY AN AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.